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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 13, 2004
                                                         ----------------


                                VISTA GOLD CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Yukon Territory, Canada             1-9025                  Not Applicable
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)             Identification No.)


7961 Shaffer Parkway, Suite 5, Littleton, CO                        80127
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (720) 981-1185



________________________________________________________________________________
                Not Applicable (Former name or former address, if
                           changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(d)

     Effective as of October 13, 2004, W. Durand Eppler was appointed to the Board of Directors of Vista Gold Corp. (the "Company"). Mr. Eppler fills a Board vacancy created by the unexpected passing of Company President Ronald J. (Jock) McGregor in late May 2004. There are no arrangements or understandings between Mr. Eppler and any other persons pursuant to which Mr. Eppler was selected as a Director, nor are there any transactions to which the Company is a party and in which Mr. Eppler had a material interest that are required to be disclosed under
Item 404(a) of Regulation S-K. Mr. Eppler is expected to be appointed to the audit committee, the corporate governance committee and the compensation committee of the Board at a later date. Mr. Eppler's term will expire at the next annual general meeting of shareholders. The press release announcing the appointment of Mr. Eppler is furnished as Exhibit 99.1 and is attached hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit 99.1      Press Release of Vista Gold Corp. dated October 13, 2004




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Exhibit 99.1                            VISTA GOLD CORP.


Press Release                           By:  /s/ Michael B. Richings
                                           -------------------------
                                           Michael B. Richings
                                           President and Chief Executive Officer

Date:  October 13, 2004